Exhibit 99.1

	Property and
	Equipment,		Retained	Depreciation	Net
	Net	Land	Deficit	Expense	Loss

Balances per 3rd quarter 2005 Form 10-QSB as filed 11/21/2005	2,525,358	547,855	13,582,337	91,786	2,572

Changes to fixed assets added as part of acquisition of Salt Lake Development Corp. on 08/08/2005 to correctly reflect

the cost of the acquisition	208,473	141,440

Eliminated in consolidation retained deficit of
Salt Lake Development Corp. previously
included in consolidated retained deficit
in Form 10-QSB			(351,143)

Additional depreciation expense in 3rd
quarter 2005 for additions to fixed assets
on books of Salt Lake Development Corp.
shown above			1,230	1,230	1,230

A recorded non-depreciation expense that
was included as part of total
depreciation expense in the consolidated
statement of cash flows in the amended
10-QSB/A				129

Balances per amended 3rd quarter 2005 Form 10-QSB/A as filed 12/15/2005	2,733,831	689,295	13,232,424	93,145	3,802